EXHIBIT 10.2

GUARANTEE AND COLLATERAL AGREEMENT

made by

WENDY’S INTERNATIONAL HOLDINGS, LLC

WENDY’S INTERNATIONAL, INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Dated as of January 14, 2009

6.9	Deficiency	20
SECTION 7. THE COLLATERAL AGENT		21
7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc	21
7.2	Duty of Collateral Agent	22
7.3	Financing Statements.	22
7.4	Authority of Collateral Agent.	22
SECTION 8. MISCELLANEOUS		23
8.1	Amendments in Writing.	23
8.2	Notices.	23
8.3	No Waiver by Course of Conduct; Cumulative Remedies	23
8.4	Enforcement Expenses; Indemnification	23
8.5	Successors and Assigns	24
8.6	Set-Off	24
8.7	Counterparts	24
8.8	Severability	24
8.9	Section Headings	24
8.10	Integration	24
8.11	GOVERNING LAW	25
8.12	Submission To Jurisdiction; Waivers	25
8.13	Acknowledgements	25
8.14	Additional Grantors	26
8.15	Releases	26
8.16	Limitations on Restricted Entities	26
8.17	WAIVER OF JURY TRIAL	26

SCHEDULES

Schedule 1                      Notice Addresses
Schedule 2                      Investment Property
Schedule 3A                   Exclusions to Perfection
Schedule 3B                    Perfection Matters
Schedule 4                      Jurisdictions of Organization and Chief Executive Offices
Schedule 5                      Inventory and Equipment Locations
Schedule 6                      Receivables
Schedule 7                      Intellectual Property
Schedule 8                      Commercial Tort Claims
Schedule 9                      Exclusions to Remedies

ANNEXES

Annex I                            Form of Acknowledgement and Consent
Annex II                          Form of Assumption Agreement

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 14, 2009, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of January 14, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Wendy’s International Holdings, LLC (“Holdings”), Wendy’s International, Inc. (the “Borrower”), the Lenders and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.         DEFINED TERMS

1.1           Definitions

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)           The following terms shall have the following meanings:

    “Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations” means the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Lender (or, in the case of any Specified Swap Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral” means as defined in Section 3.1.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent.

“Copyrights” means (i) all copyrights and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 7), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means any written or oral agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 7), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Excluded Collateral” means as defined in Section 3.1.

“Foreign Subsidiary” means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Stock” means the Capital Stock of any Foreign Subsidiary.

“Funding Office”:  the office of the Agent specified in Section 14.1 of the Credit Agreement or such other office as may be specified from time to time by the Agent as its funding office by written notice to the Borrower and the Lenders.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including,

without limitation, Section 2) or any other Loan Document or any Specified Swap Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors” means the collective reference to each Grantor other than the Borrower.

“Indenture Threshold Amount” means as defined in Section 3.

“Infringement” means infringement, misappropriation, dilution or other violation.

“Intellectual Property” means all intellectual property (including, without limitation, those items listed on Schedule 7), whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Patents, and Trademarks.

“Intellectual Property Licenses” means all Copyright Licenses, Patent Licenses and Trademark Licenses.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” means the collective reference to each issuer of any Investment Property.

“New York UCC” means  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents” means all (i) letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 7, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 7, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 7.

“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” means  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, excluding any Foreign Subsidiary Stock.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Restricted Entities” means the collective reference to Scioto Insurance Company, a Vermont corporation, and Oldemark LLC, a Vermont limited liability company, each a “Restricted Entity,” in each case, so long as such entity is regulated as a captive insurance company pursuant to chapter 141 of the Vermont Statutes Annotated or successor statute, or other similar statute as may apply in the event such entity changes its state of domicile.

“Secured Parties” means the collective reference to the Agent, the Collateral Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act” means the Securities Act of 1933, as amended.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, domain names, trade dress, logos and other source or business identifiers, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 7, and (ii) the right to obtain all renewals thereof.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 7.

“Vermont Commissioner” means the Commissioner of the Vermont Department of Banking, Insurance, Securities & Health Care Administration.

“WNAP” means Wendy’s National Advertising Program, Inc., an Ohio corporation.

1.2           Other Definitional Provisions

(a)           The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.           GUARANTEE

2.1           Guarantee

(a)           Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be validly guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of the Restricted Entities hereunder and under the other Loan Documents shall in no event in the aggregate exceed the lesser of (x) $200,000,000 and (y) 90% of the excess, as reflected on the Restricted Entities’ most recent audited financial statements as of the date of determination of the Restricted Entities’ liabilities hereunder, of the Restricted Entities’ total assets (including any note receivable from an affiliate, but only to the extent that a demand on such note receivable has been made and has been satisfied since the date of the Restricted Entities’ most recent audited financial statements) over the Restricted Entities’ total liabilities.

(c)           Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Lender hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than obligations under the Specified Swap Agreements) and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, all Letters of Credit shall cease to be outstanding (unless cash collateralized on terms reasonably acceptable to the Agent) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)           No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than obligations under the Specified Swap Agreements) are paid in full, no Letter of Credit shall be outstanding (unless cash collateralized on terms reasonably acceptable to the Agent) and the Commitments are terminated.

2.2       Right of Contribution

    Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.  Notwithstanding the foregoing, each Restricted Entity has a right to require contribution from each of the other Subsidiary Guarantors in an amount equal to the full amount of the payments such Restricted Entity has made hereunder.

2.3           No Subrogation

Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Borrower Obligations (other than obligations under the Specified Swap Agreements) are paid in full, no Letter of Credit shall be outstanding (unless cash collateralized on terms reasonably acceptable to the Agent) and the Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations (other than obligations under the Specified Swap Agreements) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

2.4           Amendments, etc. with respect to the Borrower Obligations

Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Collateral Agent or any Lender may be rescinded by the Collateral Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

    2.5    Guarantee Absolute and Unconditional

Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Collateral Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6           Reinstatement

The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7           Payments

Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.    GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           all Accounts;

(b)           all cash and Cash Equivalent Investments;

(c)           all Chattel Paper;

(d)           all Deposit Accounts;

(e)           all Documents;

(f)            all Equipment;

(g)           all General Intangibles;

(h)           all Goods;

(i)            all Instruments;

(j)            all Intellectual Property and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, and Intellectual Property Licenses;

(k)           all Inventory;

(l)            all Investment Property;

(m)           all Letter-of-Credit Rights;

(n)           all Commercial Tort Claims described on Schedule 8;

(o)           all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(p)           all books and records pertaining to the Collateral; and

(q)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in, and the “Collateral” shall not include, (a) any property to the extent that such grant of a security interest (i) is prohibited by any Requirements of Law of a Governmental Authority, (ii) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (iii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, including, without limitation, the Joint Venture Agreement, dated as of April 18, 1990, between the Borrower and Wyoming Realty, Inc. establishing Wendcreek Venture, or (iv) constitutes or results in the abandonment, cancellation, invalidation or unenforceability of any right, title or interest of any Grantor therein, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity, provided that the Proceeds from any such property shall not be excluded from the grant of security interest to the extent that the assignment or pledge of such Proceeds is not prohibited, and provided further that such security interest shall attach immediately at such time as the condition that would cause such breach, default, termination or violation shall have been remedied; (b) any assets identified by the Borrower in a written notice to the Collateral Agent as to which the Collateral Agent reasonably determines that the costs of providing a security interest in such asset or perfection thereof are excessive in relation to the value to the Secured Parties of the security to be afforded thereby; (c) any Foreign Subsidiary Stock; (d) aircraft or motor vehicles and other assets subject to certificates of title; (e) Equipment owned by any Grantor that is subject to (i) a purchase money Lien, (ii) a Capitalized Lease or (iii) Indebtedness secured solely by the Equipment, to the extent financed with such Indebtedness, in each case of clauses (i) through (iii) to the extent, but only to the extent, that such a grant would, under the express terms of the contract or agreement granting such purchase money Lien (or the documentation providing for such Capitalized Lease or such Indebtedness) result in a breach of the terms of, or constitute a default under, such contract, agreement or documentation, provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such Equipment as if such provision had never been in effect; (f) any application for a Trademark to the extent such Trademark would be deemed invalidated, canceled or abandoned due to the granting or enforcement of such security interest; or (g) any Capital Stock of WNAP (clauses (a) through (g) collectively referred to as “Excluded Collateral”).

Notwithstanding any of the other provisions set forth in this Section 3 or anything else contained in this Agreement or any other Loan Document, the aggregate amount of all Obligations secured under the Security Documents by Principal Property (as defined in each Senior Note Indenture) or any shares of capital stock or evidences of Indebtedness (as defined in each Senior Note Indenture) issued by any Domestic Subsidiary (as defined in each Senior Note Indenture) and owned by the Borrower or any Domestic Subsidiary (as defined in each Senior Note Indenture) (collectively, the “Restricted Property”) shall not, at any time, exceed the aggregate amount (such amount, the “Indenture Threshold Amount”) of Indebtedness (as defined in each Senior Note Indenture) that may be secured by Restricted Property under each Senior Note Indenture, determined in accordance with the terms of each Senior Note Indenture, without requiring holders of the applicable Senior Notes to be equally and ratably secured in accordance with the terms of such Senior Note Indenture.  It is understood that from time to time the total amount of Obligations may be in excess of the Indenture Threshold Amount, but any such Obligations in excess of the Indenture Threshold Amount shall not at any time be secured by any Restricted Property hereunder or under any other Security Document and in no event shall any Lien (as defined in each Senior Note Indenture) on any Restricted Property in favor of any Secured Party hereunder or under any other Security Document at any time secure any Obligations in excess of the Indenture Threshold Amount.  For the avoidance of doubt, the calculation of the Indenture Threshold Amount at any date of determination shall take into account all outstanding Attributable Value (as defined in each Senior Note Indenture) of all Sale and Lease-Back Transactions (as defined in each Senior Note Indenture) permitted pursuant to the last paragraph of Section 1009 of each Senior Note Indenture as of such date and all Indebtedness (as defined in each Senior Note Indenture) of the Borrower and its Domestic Subsidiaries (as defined in each Senior Note Indenture) secured by Liens (as defined in each Senior Note Indenture) permitted pursuant to the last paragraph of Section 1008 of each Senior Note Indenture as of such date.

In addition, notwithstanding any of the other provisions set forth in this Section 3 or anything else contained in this Agreement or any other Loan Document, the amount of all Obligations secured by the Restricted Entities’ assets shall not at any time exceed $200,000,000.

SECTION 4.           REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each Lender that:

4.1           Title; No Other Liens

Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses in the ordinary course of business to third parties to use Intellectual Property owned by, licensed to, or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Collateral Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2           Perfected First Priority Liens

The security interests granted pursuant to this Agreement (a) constitute valid, and except as provided on Schedule 3A, after the completion of the filings and the actions described on Schedule 3B, perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor; provided that, with respect to Intellectual Property included in the Collateral, such Grantor makes such representation and warranty solely with respect to Trademarks, Copyrights and Patents registered in the United States, subject to the filing with the United States Patent and Trademark Office and/or the United States Copyright Office of documents evidencing such security interest as described in Section 7.1(a)(ii), and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law or otherwise permitted by the Credit Agreement.

4.3           Jurisdiction of Organization; Chief Executive Office

    On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.  Such Grantor has furnished to the Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.4           Inventory and Equipment

On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5           Farm Products

On the date hereof, none of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6           Investment Property

(a)           The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b)           All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)           Each of the Intercompany Notes and other Pledged Notes issued by Holdings or any Subsidiary of Holdings constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)           Such Grantor is the record and beneficial owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.7           Receivables

(a)           No amount payable to such Grantor (other than checks in the ordinary course of business) in excess of $1,000,000 under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b)           Except as set forth on Schedule 6, as of the date hereof, none of the obligors on any Receivables is a Governmental Authority.

4.8           Intellectual Property

(a)           Schedule 7 lists all registered Intellectual Property and all Intellectual Property for which an application for registration is pending (including the relevant registration, application or serial number and the jurisdiction of registration or application), in each case owned by such Grantor in its own name on the date hereof, and all exclusive Intellectual Property Licenses to which such Grantor is a party (including the title, counterparty, and date of such licenses).

(b)    Each Grantor owns or has the right to use all Intellectual Property that is material to its business as currently conducted, free of all Liens except liens permitted by the Credit Agreement, and takes reasonable actions to protect and maintain such Intellectual Property.

(c)           On the date hereof, all material Intellectual Property owned by such Grantor is valid, unexpired and enforceable, and has not been abandoned.  To the knowledge of such Grantor, the current operation of the business of such Grantor and such Grantor’s use of Intellectual Property does not Infringe the Intellectual Property rights of any other Person in any material respect, and to the knowledge of such Grantor, the material Intellectual Property owned by such Grantor is not being Infringed by any other Person in any material respect.

(d)           Except as set forth in Schedule 7, on the date hereof, none of the Intellectual Property owned by such Grantor is the subject of any material Intellectual Property License pursuant to which such Grantor is the licensor or franchisor.

(e)           No holding or decision has been rendered by any Governmental Authority that would limit, cancel or question the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property owned or exclusively licensed by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect, and such Grantor knows of no valid basis for same.

(f)       No claim, action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity, enforceability, ownership or use of any material Intellectual Property owned or exclusively licensed by such Grantor or such Grantor’s interest therein, or (ii) which would have a Material Adverse Effect on the value of any such Intellectual Property.

4.9           Commercial Tort Claims

(a)           On the date hereof, except to the extent listed on Schedule 8, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

(b)           Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.10 hereof against such Grantor in the jurisdiction specified in Schedule 3B hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 5.           COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than contingent obligations) shall have been paid in full, no Letter of Credit shall be outstanding (unless cash collateralized on terms reasonably acceptable to the Agent) and the Commitments shall have terminated:

5.1           Delivery of Instruments, Certificated Securities and Chattel Paper

If any amount (other than checks in the ordinary course of business) in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.2           Maintenance of Insurance

(a)           Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment under a special form “causes of loss property insurance” coverage form and (ii) insuring such Grantor, the Collateral Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be provided under a standard form commercial general liability policy and to be in such amounts and having such coverage (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof except in the case of non-payment of premiums in which case 10 days notice shall be required, (ii) name the Collateral Agent as insured party or loss payee, and (iii) be reasonably satisfactory in all other respects to the Collateral Agent and in accordance with standard industry requirements typical for businesses engaged in the same or a similar business.

(c)           The Borrower shall deliver to the Collateral Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

5.3           Payment of Obligations

Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge, tax, assessment, levy or claim need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.4           Maintenance of Perfected Security Interest; Further Documentation

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) subject to the requirements of subsection 5.4(c), in the case of Investment Property, Letter-of-Credit Rights and any other relevant Collateral, taking any actions reasonably necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

(c)      Within 90 days after the day hereof (or such later date agreed to by the Collateral Agent in its sole discretion) and from time to time, upon the written request of the Collateral Agent and at the sole expense of such Grantor, such Grantor shall execute and deliver to the Collateral Agent control agreements for each Deposit Account (other than trust accounts or other fiduciary accounts, payroll accounts, benefit accounts or similar accounts for the benefit of employees and accounts with a balance not exceeding $50,000 individually or $125,000 in the aggregate for such Grantor) maintained by such Grantor.

5.5           Changes in Name, etc

Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed (to the extent necessary) financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (ii) change its name.

5.6           Notices

Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby.

5.7           Investment Property

(a)           If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations.

(b)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.8           Receivables

Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.9           Intellectual Property

(a)           Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods or services applicable to its current business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, except to the extent that such Grantor determines in its reasonable business judgment that any such use of a Trademark is no longer necessary or beneficial to the conduct of such Grantor’s business, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law consistent with such Grantor’s past practice in the ordinary course of business, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to, and to the extent provided by, this Agreement, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) knowingly do any act or omit to do any act whereby such Trademark may become invalidated, except to the extent that such Grantor determines in its reasonable business judgment that such Trademark is no longer necessary or beneficial to the conduct of such Grantor’s business.

(b)           Such Grantor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.

(c)           Such Grantor (either itself or through licensees) will not knowingly do any act or omit to do any act whereby any material portion of the Copyrights may become invalidated or dedicated to the public domain, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.

(d)    Such Grantor will not knowingly Infringe the Intellectual Property rights of any other Person in any material respect.

(e)           Such Grantor will notify the Collateral Agent and the Lenders promptly if it knows, or has reason to know, that any material application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office other than non-final actions of any Intellectual Property office in connection with the prosecution of an application for registration) regarding such Grantor’s rights in or ownership, validity, enforceability or use of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)       Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become exclusive licensee of or file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall report such filing or acquisition to the Collateral Agent within twenty Business Days after the last day of the fiscal quarter in which such filing or acquisition occurs.  Upon request of the Collateral Agent not more than once per fiscal quarter, such Grantor shall execute and deliver, and have recorded in the United States Patent and Trademark office or the United States Copyright Office, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)           Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance or pursuit of such registration or application is no longer necessary or beneficial to the conduct of such Grantor’s business.

(h)           In the event that any material Intellectual Property is Infringed by a third party in any material respect, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for Infringement, including seeking injunctive relief where appropriate and seeking damages for such Infringement, if Grantor deems it appropriate in its reasonable business judgment.

5.10           Commercial Tort Claims

(a)           If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 6.             REMEDIAL PROVISIONS

6.1           Certain Matters Relating to Receivables

(a)    The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, provided that the Collateral Agent may, by written notice to the applicable Grantor or the Borrower, curtail or terminate said authority at any time after the occurrence and during the continuance of a

Default.  If required by the Collateral Agent at any time after the occurrence and during the continuance of a Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)           After the occurrence and during the continuance of a Default, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2           Communications with Obligors; Grantors Remain Liable

(a)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of a Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(b)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Lender of any payment relating thereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3           Pledged Stock

(a)           Unless a Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted, subject to Section 5.7(a), to receive all cash and non-cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of this Agreement or any other Loan Document.

(b)    If a Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash and non-cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Collateral

Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that a Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4           Proceeds to be Turned Over To Collateral Agent

In addition to the rights of the Collateral Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if a Default shall occur and be continuing, upon the request of the Collateral Agent, subject to the payment subordination provisions described on Schedule 9, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5           Application of Proceeds

At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if a Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Collateral Agent under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations (other than contingent obligations) shall have been paid in full, no Letters of Credit shall be outstanding (unless cash collateralized on terms reasonably acceptable to the Agent) and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6           Code and Other Remedies

If a Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

    6.7    Registration Rights

(a)           If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use best efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to use best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8           Subordination

Each Grantor hereby agrees that, upon the occurrence and during the continuance of a Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.9           Deficiency

           Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 7.           THE COLLATERAL AGENT

7.1           Collateral Agent’s Appointment as Attorney-in-Fact, etc

(a)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)           execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;  (2)   ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;  (3)   sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a)  to the contrary notwithstanding, the Collateral Agent shall not, and agrees that it will not, exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Default shall have occurred and be continuing.

(b)           The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Floating Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(c)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2           Duty of Collateral Agent

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3           Financing Statements

Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Agent to use the collateral description “all personal property” in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4    Authority of Collateral Agent

Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.          MISCELLANEOUS

8.1           Amendments in Writing.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.

8.2           Notices.

All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 14.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3           No Waiver by Course of Conduct; Cumulative Remedies

Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Unmatured Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4           Enforcement Expenses; Indemnification

(a)           Each Guarantor agrees to pay or reimburse each Lender and the Collateral Agent for all its documented costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Collateral Agent.

(b)    Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any enforcement actions contemplated by this Agreement.

(c)           Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.6 of the Credit Agreement.

(d)           The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5           Successors and Assigns

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6           Set-Off

In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Secured Party agrees promptly to notify the relevant Grantor and the Collateral Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

8.7           Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8           Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9           Section Headings

          The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10           Integration

This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11           GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12           Submission To Jurisdiction; Waivers

Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13           Acknowledgements

Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)    neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14           Additional Grantors

Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex II hereto.

8.15           Releases

(a)           At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than contingent obligations or Obligations in respect of Specified Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (unless cash collateralized on terms reasonably acceptable to the Agent), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, financed, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16           Limitations on Restricted Entities

Notwithstanding anything herein or in any other Loan Document to the contrary, it is hereby acknowledged and agreed that (a) the perfection and priority of the security interests granted by the Restricted Entities, (b) the delivery of any Collateral by the Restricted Entities to the Collateral Agent and (c) if it would result in an impairment of surplus of the Restricted Entities to the extent that the surplus is less than the amount prescribed by the Vermont Commissioner pursuant to Section 6004(b) of

Title 8 of the Vermont Statutes Annotated, the enforcement of rights and remedies of the Secured Parties are, in each case, subject to the prior consent of the Vermont Commissioner.

8.17           WAIVER OF JURY TRIAL

EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

WENDY’S INTERNATIONAL HOLDINGS, LLC

/s/ Daniel T. Collins
Name:    Daniel T. Collins
Title:      Senior Vice President, Treasurer and Assistant Secretary

WENDY’S INTERNATIONAL, INC.

/s/ Daniel T. Collins
Name:    Daniel T. Collins
Title:      Senior Vice President, Treasurer and Assistant Secretary

OLDEMARK LLC

/s/ Daniel T. Collins
Name:     Daniel T. Collins
Title:       Senior Vice President, Treasurer and Assistant Secretary

SCIOTO INSURANCE COMPANY

/s/ Chris A. Varin
Name:     Chris A. Varin
Title:       Vice President and Assistant Secretary

THE NEW BAKERY CO. OF OHIO, INC.

/s/ Daniel T. Collins
Name:     Daniel T. Collins
Title:       Senior Vice President, Treasurer and Assistant Secretary

WENDY’S OF DENVER, INC.

/s/ Daniel T. Collins
Name:     Daniel T. Collins
Title:       Senior Vice President, Treasurer and Assistant Secretary

WENDY’S OF N.E. FLORIDA, INC.

/s/ Daniel T. Collins
Name:     Daniel T. Collins
Title:       Senior Vice President, Treasurer and Assistant Secretary

WENDY’S OLD FASHIONED HAMBURGERS OF NEW YORK, INC.

/s/ Daniel T. Collins
Name:     Daniel T. Collins
Title:       Senior Vice President, Treasurer and Assistant Secretary